UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 28, 2015

V. F. Corporation

(Exact Name of Registrant as Specified in Charter)

Pennsylvania	1-5256	23-1180120
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

105 Corporate Center Boulevard Greensboro, North Carolina	27408
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code 336-424-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

VF held its annual meeting of shareholders (the “Meeting”) on April 28, 2015. At the Meeting, in accordance with the tenure policies of VF Corporation (“VF”) set forth in its Corporate Governance Principles and By-laws, Ursula O. Fairbairn and George Fellows did not stand for reelection to the Board of Directors. VF acknowledged the outstanding service rendered by Ms. Fairbairn and Mr. Fellows since their election to the Board in 1994 and 1997, respectively. The Board has decreased the size of the Board to eleven members.

At the Meeting, VF’s shareholders approved the amendment and restatement of VF’s 1996 Stock Compensation Plan (the “Plan”) in order to, among other things, increase the number of shares of common stock available for future grants by 20 million shares. The Board and the Compensation Committee of the Board previously approved the amendment and restatement of the Plan, subject to such shareholder approval. VF’s executive officers are eligible to participate in the Plan.

The terms and conditions of the Plan and the effect of the amendments to the Plan are more fully described in VF’s definitive proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on March 19, 2015 (the “Proxy Statement”). That summary and the above description of the Plan do not purport to be complete and are qualified in their entirety by reference to the Amended and Restated 1996 Stock Compensation Plan, which was filed as Appendix B to the Proxy Statement and is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Meeting, VF shareholders voted on the election of eleven directors, whether to approve the amendment and restatement of VF’s 1996 Stock Compensation Plan, whether to approve executive compensation and the ratification of the selection of PricewaterhouseCoopers LLP as VF’s independent registered public accounting firm for fiscal 2015. The results of the election were as follows:

1.	With respect to the election of the eleven nominees as Directors of VF, the votes were cast for the nominees as set forth opposite their names below:

Name of Director	Votes in Favor	Votes Withheld	Non Votes
Richard T. Carucci	345,257,528	2,325,264	36,839,028
Juliana L. Chugg	344,934,224	2,648,568	36,839,028
Juan Ernesto de Bedout	342,108,531	5,474,261	36,839,028
Mark S. Hoplamazian	345,267,626	2,315,134	36,839,028
Robert J. Hurst	342,776,614	4,806,178	36,839,028
Laura W. Lang	345,608,238	1,974,554	36,839,028
W. Alan McCollough	343,111,653	4,471,139	36,839,028
Clarence Otis, Jr.	341,756,365	5,826,427	36,839,028
Matthew J. Shattock	345,572,318	2,010,474	36,839,028
Raymond G. Viault	343,045,804	4,536,732	36,839,028
Eric C. Wiseman	332,001,584	15,581,209	36,839,028

2.	With respect to the proposal to approve the amendment and restatement of VF’s 1996 Stock Compensation Plan which, among other things, will increase the number of shares of common stock available for future grants by 20 million shares, the votes were cast for the proposal as set forth below:

Votes in Favor:	320,238,915

Votes Against:	23,899,742

Votes Abstaining:	3,444,135

Non Votes:	36,839,028

3.	With respect to the advisory vote to approve executive compensation, the votes were cast for the proposal as set forth below:

Votes in Favor:	328,230,720

Votes Against:	13,878,753

Votes Abstaining:	5,473,319

Non Votes:	36,839,028

4.	With respect to the proposal to ratify the selection of PricewaterhouseCoopers LLP as VF’s independent registered public accounting firm for the 2015 fiscal year, the votes were cast for the proposal as set forth below:

Votes in Favor:	374,547,100

Votes Against:	8,883,682

Votes Abstaining:	991,038

Non Votes:	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

V.F. CORPORATION
(Registrant)

April 28, 2015	By:	/s/ Laura C. Meagher
Laura C. Meagher
Vice President, General Counsel and Secretary

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